UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 29, 2012

SYSTEMATIC MOMENTUM FUTURESACCESS LLC

(Exact name of registrant as specified in its charter)

Delaware	0-52505	30-0408280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 10th Floor
250 Vesey Street,
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant's telephone number, including area code: (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1) Effective February 29, 2012, the Limited Liability Company Operating Agreement of Systematic Momentum FuturesAccess LLC (the “Registrant”) has been amended. The Registrant's Second Amended and Restated Limited Liability Company Operating Agreement is being filed as an exhibit.

(2) The amendments revised the Registrant's Limited Liability Company Operating Agreement with respect to the following, among other things:

(i)	clarifying that the Registrant is an affiliate of Bank of America Corporation;

(ii)	providing for the issuance and redemption of fractional units of limited liability company interest in the Registrant (“Units”);

(iii)	clarifying certain terms applicable to Class M Units, as well as terms applicable to other Classes of Units;

(iv)	clarifying that an investor can transfer the economic benefit of ownership of its Units without the consent of the manager of the Registrant (the “Sponsor”);

(v)
clarifying that for financial reporting purposes organizational costs, to the extent material, will be deducted from net asset value as of the date of initial issuance of the Units, and initial offering costs will be amortized over a 12-month period to the extent material;

(vi)
clarifying that if the Registrant dissolves within 60 months of its initial launch, the Sponsor will reimburse the Registrant for any organizational and initial offering costs that have not yet been amortized; and

(vii)	clarifying certain terms relating to the withdrawal of seed capital by the Sponsor and/or its affiliates.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.02	Second Amended and Restated Limited Liability Company Operating Agreement of Systematic Momentum FuturesAccess LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMATIC MOMENTUM FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its Manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer and Vice President

Date: March 6, 2012

SYSTEMATIC MOMENTUM FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit

Exhibit 3.02	Second Amended and Restated Limited Liability Company Operating Agreement of Systematic Momentum FuturesAccess LLC.